Exhibit 99.1

Investor and Public Relations Contact:

Cindy Klimstra

(650) 962-4032

cindy_klimstra@conceptus.com

Conceptus® Reports Fourth Quarter Financial Results

Introduces 2012 Financial Guidance, Projects Return to Net Sales Growth

MOUNTAIN VIEW, Calif., February 23, 2012 – Conceptus, Inc. (Nasdaq: CPTS), developer of the Essure® procedure, the leading non-surgical permanent birth control method, today reported financial results for the three and 12 months ended December 31, 2011 and introduced financial guidance for 2012.

Net sales for the fourth quarter of 2011 were $33.5 million, compared with net sales for the fourth quarter of 2010 of $36.6 million. Net sales for 2011 were $127.0 million, compared with net sales for 2010 of $140.7 million.

The net loss for the fourth quarter of 2011 was $2.6 million, or ($0.08) per share. This compares with net income for the fourth quarter of 2010 of $83.7 million, or $2.66 per diluted share. The net loss before provision for income taxes in 2011 was $9.9 million, compared with net income before provision for income taxes in 2010 of $3.3 million.

Adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”) for the fourth quarter of 2011 were $2.7 million. This compares with adjusted EBITDA for the fourth quarter of 2010 of $10.1 million. Adjusted EBITDA for 2011 was $14.1 million, compared with $24.8 million for 2010.

“Our results for 2011 are in line with the updated financial guidance we provided in December. U.S. sales grew year-over-year in each month of the September through November 2011 period, which is the first growth we’ve seen since December 2010. In December 2011 we decided not to implement year-end sales incentives for our customers, nor did we announce the typical January price increase. As a result, this created negative year-over-year growth for the month as well as for the full quarter’s domestic business,” said Keith Grossman, president and chief executive officer of Conceptus. “However, this was a prudent business decision and sets us up for a stronger 2012. We are guardedly optimistic that the worst of the headwinds we have faced, both macroeconomic and competitive, are behind us, and I am excited about the future growth opportunity for Conceptus.”

Fourth Quarter Highlights

Domestic sales were $27.0 million for the fourth quarter of 2011, compared with $28.6 million for the fourth quarter of 2010. Domestic sales decreased by $1.6 million year-over-year, mostly due to the decision announced in early December not to implement year-end sales incentives nor announce a January 2012 price increase. Domestic sales for 2011 were $96.5 million, compared with $109.2 million for 2010.

In the fourth quarter of 2011, the Company expanded U.S. physician penetration by entering approximately 533 new physicians into preceptorship, certifying approximately 443 physicians and transitioning approximately 157 physicians to performing procedures in the office setting. To date, approximately 14,500 U.S. physicians have performed an Essure procedure.

International sales were $6.5 million for the fourth quarter of 2011, compared with $8.0 million for the fourth quarter of 2010. The 19% decrease is due to a lack of orders from the Company’s distributors in Spain and Brazil as a result of lower demand in Spain and lack of third-party reimbursement in Brazil.

Gross profit was $28.0 million or 83.5% of net sales for the fourth quarter of 2011, compared with $30.0 million or 81.9% of net sales for the fourth quarter of 2010. The year-over-year increase in gross profit margin was primarily due to continued reductions in product manufacturing cost, plus an increase in average selling price due to channel mix and the recognition of direct sales in Holland following the Company’s acquisition of its Dutch distributor’s business.

Total operating expenses were $30.8 million for the fourth quarter of 2011, compared with $23.8 million for the fourth quarter of 2010. The year-over-year increase primarily reflects one-time severance costs associated with the resignation of the Company’s former chief executive officer, as well as higher direct-to-consumer advertising and product development expenditures. Total operating expenses for 2011 were $107.5 million, compared with $104.3 million for 2010.

In the fourth quarter of 2011, the Company recorded a net income tax benefit of $2.2 million due to a lower-than-expected effective tax rate for 2011. The income tax benefit recorded for the 12 months ended December 31, 2011 reflects an effective tax rate of approximately 20% as a result of domestic losses and international income.

Cash, cash equivalents and investments were $103.4 million as of December 31, 2011, an increase of $3.7 million from September 30, 2011 and an increase of $12.6 million from December 31, 2010. The Company generated $21.6 million in cash from operations in 2011, including $7.2 million during the fourth quarter. On February 15, 2012, the Company redeemed all of its 2027 senior convertible notes for cash. The redemption included full principal and accrued interest of $36.6 million.

2012 Financial Guidance

Conceptus introduced 2012 financial guidance as follows:

•	Net sales: the Company expects 2012 net sales to be in the range of $134 million to $138 million, compared with 2011 net sales of $127 million.

•	Adjusted EBITDA: the Company expects 2012 adjusted EBITDA to be in the range of $22 million to $24 million, compared with 2011 adjusted EBITDA of $14.1 million.

While the Company does not provide quarterly guidance, the Company anticipates that quarterly year-over-year sales growth rates will increase during the course of the year from low-to-mid single digits early on to mid-teens by the end of the year. Furthermore, due to the timing of certain sales activities, severance costs announced in early January, direct-to-consumer expenditures and product development and clinical study costs, the Company anticipates that operating expenses will be the highest in the first quarter and will subsequently decline through the rest of the year. As a result of these factors, the Company expects negative adjusted EBITDA in the first quarter followed by profitability in each of the following three quarters.

“There are positive trends developing in our U.S. business that we believe signal a return to growth in 2012. Patient office visits to OB/GYNs have been strengthening over the last few quarters, utilization has ticked up, our penetration of the U.S. OB/GYN market remains strong through physician preceptorship, certification and transition to the office activities, and our direct-to-consumer advertising campaign is producing gains in Essure awareness and inquiries,” said Mr. Grossman. “2012 will also mark a return to profitability through expense controls and a renewed focus solely on activities designed to drive growth in Essure procedures. While 2012 will be a transition year of sorts following a difficult 2011, I am bullish on the longer-term outlook and health of our business, having returned the Company to being completely dedicated to the mission of making the Essure system the standard of care in women’s permanent birth control.”

Conference Call

Conceptus will host an investment community conference call beginning at 4:30 p.m. Eastern time today to discuss results and answer questions. Conference call dial-in information is as follows:

•	U.S. callers: (888) 803-8296

•	International callers: (706) 634-1250

Individuals interested in listening to the live conference call via the Internet may do so by logging on to the Company’s website, www.conceptus.com.

A telephone replay will be available from 7:30 p.m. Eastern time on February 23, 2012, through 11:59 p.m. Eastern time on February 27, 2012. Replay dial-in information is as follows:

•	U.S. callers: (855) 859-2056

•	International callers: (404) 537-3406

•	Conference ID number (U.S. and international): 48354856

•	The replay will also be available at www.conceptus.com

Use of Non-GAAP Financial Measures

The Company has supplemented its GAAP net income/loss with a non-GAAP measure of adjusted EBITDA. Management believes that this non-GAAP financial measure provides useful supplemental information to management and investors regarding the performance of the Company, facilitates a more meaningful comparison of results for current periods with previous operating results, and assists management in analyzing future trends, making strategic and business decisions and establishing internal budgets and forecasts. A reconciliation of non-GAAP adjusted EBITDA to GAAP net income/loss in the most directly comparable GAAP measure is provided in the schedule below.

There are limitations in using this non-GAAP financial measure because it is not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. This non-GAAP financial measure should not be considered in isolation or as a substitute for GAAP financial measures. Investors and potential investors should consider non-GAAP financial measures only in conjunction with the Company’s consolidated financial statements prepared in accordance with GAAP and the reconciliations of the non-GAAP financial measure provided in the schedule below.

About the Essure® Procedure

The Essure procedure, FDA approved since 2002, is the first permanent birth control method that can be performed in the comfort of a physician’s office in less than 10 minutes (average hysteroscopic time) without hormones, cutting, burning or the risks associated with general anesthesia or tubal ligation. Soft, flexible inserts are placed in a woman’s fallopian tubes through the cervix without incisions. Over the next three months, the body forms a natural barrier around and through the inserts to prevent sperm from reaching the egg. Three months after the Essure procedure, a doctor is able to perform an Essure Confirmation Test to confirm that the inserts are properly placed and that the fallopian tubes are fully blocked, allowing the patient to rely upon Essure for permanent birth control.

The Essure procedure is 99.95% effective based on one year of follow up with zero pregnancies reported in clinical trials, making it the most effective form of permanent birth control on the market. The procedure is covered by most public and private insurance plans, and when it is performed in a doctor’s office the cost to the patient may be as low as a simple co-pay. Essure has been proven and trusted by physicians since 2002, with more than 600,000 women worldwide having undergone the Essure procedure.

About Conceptus®, Inc.

Conceptus, Inc. is a leader in the design, development and marketing of innovative solutions in women’s healthcare. The Company manufactures and markets the Essure procedure. The Essure procedure is available in the United States, Europe, Australia, New Zealand, Canada, Mexico, Central and South America and the Middle East.

Please visit www.essure.com for more information on the Essure procedure. Patients may call the Essure Information Center at 1-877-ESSURE-1 with questions or to find a physician in their area.

Forward Looking Statements

Except for the historical information contained herein, the matters discussed in this press release include forward-looking statements, the accuracy of which is subject to known and unknown risks and uncertainties. These forward-looking statements include, without limitation, discussions regarding projected net sales and adjusted earnings before interest, taxes, depreciation, amortization and stock-based compensation (“adjusted EBITDA”) for the full year 2012, the expected impact of ongoing macroeconomic and insurance pressures on our growth in 2012, our continued success in defending our physician accounts against competitive trialing, our ability to expand physician market penetration and utilization, our ability to improve sales force productivity, our ability to market effectively to physicians and prospective patients, our ability to secure government reimbursement in foreign countries, and make the Essure procedure the standard of care in permanent birth control. These discussions and other forward-looking statements included herein may differ significantly from actual results. Such differences may be based upon factors such as changes in strategic planning decisions by management, re-allocation of internal resources, changes in the impact of domestic and global macroeconomic pressures, reimbursement decisions by insurance companies and domestic and foreign governments, scientific advances by third parties, litigation risks, attempts to amend or repeal all or part of the Patient Protection and Affordable Care Act of 2010 as amended, and the introduction of competitive products, as well as those factors set forth in the Company’s most recent Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q, and other filings with the Securities and Exchange Commission. These forward-looking statements speak only as to the date on which the statements were made. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events, or otherwise.

Conceptus, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31		Twelve Months Ended December 31
	2011	2010	2011	2010
Net sales	$33,513	$36,573	$126,981	$140,660
Cost of goods sold	5,534	6,613	22,597	26,851

Gross profit	27,979	29,960	104,384	113,809

Operating expenses:
Research and development	2,410	1,724	7,985	6,895
Selling, general and administrative	28,370	22,088	99,491	97,365

Total operating expenses	30,780	23,812	107,476	104,260
Operating income (loss)	(2,801)	6,148	(3,092)	9,549
Interest and other income (expense), net	(1,992)	(1,645)	(6,826)	(6,250)

Income (loss) before benefit for income taxes	(4,793)	4,503	(9,918)	3,299
Benefit for income taxes	(2,233)	(79,154)	(1,982)	(78,692)

Net income (loss)	$(2,560)	$83,657	$(7,936)	$81,991

Basic income (loss) per share:
Net income (loss)	$(0.08)	$2.69	$(0.25)	$2.64
Shares used in per share amounts	31,241	31,082	31,204	31,031
Diluted income (loss) per share:
Net income (loss)	$(0.08)	$2.66	$(0.25)	$2.59
Shares used in per share amounts	31,241	31,443	31,204	31,682

Conceptus, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(In thousands)

	December 31, 2011	December 31, 2010
Cash and cash equivalents	$42,237	$18,383
Short-term investments	59,203	59,398
Accounts receivable, net	17,321	20,451
Inventories, net	4,187	2,915
Short-term deferred tax asset	4,735	5,058
Other current assets	6,655	7,003

Total current assets	134,338	113,208
Property and equipment, net	9,465	10,062
Intangible assets, net	23,092	24,145
Long-term investments	2,000	13,104
Goodwill	16,570	16,013
Long-term deferred tax asset	77,248	73,696
Other assets	2,242	518

Total assets	$264,955	$250,746

Total liabilities	110,829	99,160

Common stock and additional paid in capital	317,675	306,276
Other comprehensive loss	(3,264)	(2,341)
Accumulated deficit	(160,285)	(152,349)

Total stockholders’ equity	154,126	151,586

Total liabilities and stockholders’ equity	$264,955	$250,746

Conceptus, Inc.

Reconciliation of Net Income (loss) to Adjusted Earnings Before Interest, Taxes, Depreciation, Amortization and

Stock-Based Compensation (Adjusted EBITDA)

(Unaudited)

(In thousands, except per share amounts)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2011	2010	2011	2010
Net income (loss), as reported	$(2,560)	$83,657	$(7,936)	$81,991
Adjustments to net income (loss):
Interest and other income (expense), net (a)	1,992	1,645	6,826	6,250
Benefit for income taxes	(2,233)	(79,154)	(1,982)	(78,692)
Amortization of intangibles (b)	909	817	3,356	3,254
Stock-based compensation (c)	3,365	1,833	8,598	7,246
Depreciation expense (d)	1,264	1,283	5,229	4,701

Adjustments to net income (loss)	5,297	(73,576)	22,027	(57,241)
Adjusted EBITDA	$2,737	$10,081	$14,091	$24,750

(a)	Consists of interest from available-for-sale securities, interest expense associated with our convertible debt and foreign exchange currency transactions
(b)	Consists of amortization of intangible assets, primarily licenses and customer relationships
(c)	Consists of stock-based compensation in accordance with ASC 718
(d)	Consists of depreciation, primarily on property, plant and equipment

Conceptus, Inc.

Reconciliation of Forward-Looking Guidance For Non-GAAP Financial Measures

To Projected GAAP Net Income

(Unaudited)

	Twelve Months Ending December 31, 2012
	From	To
Net Income Guidance	$366	$1,466
Estimated Non-GAAP Guidance
Interest and other income (expense), net (a)	4,350	4,350
Provision for income taxes	300	1,200
Amortization of intangibles (b)	3,684	3,684
Stock-based compensation (c)	7,400	7,400
Depreciation expense (d)	5,900	5,900

Adjustments to net income	$21,634	$22,534
Adjusted EBITDA	$22,000	$24,000

(a)	Consists of interest from available-for-sale securities, interest expense associated with our convertible debt and foreign exchange currency transactions
(b)	Consists of amortization of intangible assets, primarily licenses and customer relationships
(c)	Consists of stock-based compensation in accordance with ASC 718
(d)	Consists of depreciation, primarily on property, plant and equipment

© 2012 Conceptus, Inc. – All rights reserved. Conceptus and Essure are trademarks or registered trademarks of Conceptus, Inc.

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